Exhibit 99.3

FOR IMMEDIATE RELEASE

Contact:

Andrew Mathias

President

-or-

Heidi Gillette

Director, Investor Relations

212.594.2700

SL Green to Sell Minority Stake in 521 Fifth Avenue

New York, NY, October 25, 2012 — SL Green Realty Corp (NYSE: SLG) today announced an agreement to sell a 49.5% equity interest in 521 Fifth Avenue for $72 million to Plaza Global Real Estate Partners, a venture between Quantum Global Real Estate and LaSalle Investment Management.  The transaction is expected to close before year-end 2012.

Upon closing, the Company anticipates it will refinance the in-place $150 million mortgage with a new $170 million mortgage financing.  SL Green will receive approximately $86 million in net proceeds from the completed transaction.

521 Fifth Avenue, a boutique office building located on the northeast corner of Fifth Avenue and East 43rd Street, was initially acquired by a joint venture led by SL Green in 2006 with SL Green taking full ownership in 2011.

Andrew Mathias, President of SL Green, commented, “The partial sale unlocks proceeds we intend to use to fuel our continued growth and allows us to benefit from the potential of this well located, top-quality asset.  We look forward to continuing our successful track record of building value for joint venture partners with Quantum Global and LaSalle.  This investment again highlights Manhattan’s extraordinary appeal to leading institutional investors.”

Antoine Castro, Managing Director of Quantum Global Real Estate, said, “This reinforces Plaza’s commitment to buying core properties in leading locations. It also underlines our strategy to acquire value-preserving premium assets. We are enthusiastic about partnering with New York’s premier office landlord in this iconic property.”

Simon Marrison, Europe CEO, LaSalle Investment Management, added, “We are very excited that 521 Fifth Avenue is Plaza’s first investment in New York City. It is a great location for office and retail tenants alike, and we have a strong partner in SL Green. We expect it to be a long-term quality investment.”

The transaction is subject to customary closing conditions and there can be no assurance as to when the conditions precedent contemplated in the sale agreement will be fulfilled, or that the transaction will be consummated.

Eastdil Secured represented SL Green in the pending transaction.

About SL Green Realty Corp.

SL Green Realty Corp., New York City’s largest office landlord, is the only fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of September 30, 2012, SL Green owned interests in 77 Manhattan properties totaling 39.3 million square feet. This included ownership interests in 27.5 million square feet of commercial properties and debt and preferred equity investments secured by 11.8 million square feet of properties. In addition to its Manhattan investments, SL Green holds ownership interests in 31 suburban assets totaling 5.4 million square feet in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey, along with four development properties in the suburbs encompassing approximately 0.5 million square feet. The Company also has ownership interests in 31 properties totaling 4.5 million square feet in southern California.

About Plaza Global Real Estate Partners

Plaza Global Real Estate Partners is targeting predominantly core real estate assets: quality long-term investments in excess of $100 million located in major mature real estate markets around the world.  Initial focus is expected to be on Australia, France, Germany, the United Kingdom and the United States. The venture will seek to make investments on its own and also as part of club arrangements with like-minded institutional investors.

The multi-disciplinary team is being led by experienced industry veterans, including Quantum Global owner Jean-Claude Bastos de Morais and LaSalle’s global CEO Jeff Jacobson, working with senior members of the Quantum Global team and Simon Marrison, Head and Chief Investment Officer of LaSalle’s European private equity business, who will lead LaSalle’s initiative in the venture.

About Quantum Global

Quantum Global is a group of internationally active companies in the fields of finance, asset and private wealth management, real estate development and investment consulting with over $8 billion of assets under management.  Quantum Global Real Estate and Quantum Global Investment Management are focused on investment and asset management for central banks and sovereign wealth funds, whereas Quantum Global Private Wealth provides asset management services for high-net-worth individuals. Quantum Global Corporate Services provides advisory in the fields of finance, legal matters, marketing & communication and human resources. For more information, visit www.quantumglobal.ch.

About LaSalle Investment Management

LaSalle Investment Management, Inc., a member of the Jones Lang LaSalle group (NYSE: JLL), is a leading global real estate investment manager, with approximately $47billion of assets under management of private and public property equity investments. LaSalle is active across a range of real estate capital and operating markets including private and public, debt and equity and our clients include public and private pension funds, insurance companies, governments, endowments and private individuals from across the globe.  For more information, visit www.lasalle.com.

Forward Looking Statements

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the Manhattan, Brooklyn, Queens, Westchester County, Connecticut, Long Island and New Jersey office markets, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate.

Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. These risks and uncertainties include the effect of the credit crisis on general economic, business and financial conditions, and on the New York metropolitan real estate market in particular; dependence upon certain geographic markets; risks of real estate acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; risks relating to structured finance investments; availability and creditworthiness of prospective tenants and borrowers; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; adverse changes in the real estate markets, including reduced demand for office space, increasing vacancy, and increasing availability of sublease space; availability of capital (debt and equity); unanticipated increases in financing and other costs, including a rise in interest rates; our ability to comply with financial covenants in our debt instruments; our ability to maintain our status as a REIT; risks of investing through joint venture structures, including the fulfillment by our partners of their financial obligations; the continuing threat of terrorist attacks, in particular in the New York metropolitan area and on our tenants; our ability to obtain adequate insurance coverage at a reasonable cost and the potential for losses in excess of our insurance coverage, including as a result of environmental contamination; and legislative, regulatory and/or safety requirements adversely affecting REITs and the real estate business, including costs of compliance with the Americans with Disabilities Act, the Fair Housing Act and other similar laws and regulations.

Other factors and risks to our business, many of which are beyond our control, are described in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

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